Exhibit 99.1

Acushnet Holdings Corp. Announces
Third Quarter and Year-to-Date 2020 Financial Results

Third Quarter and Year-to-Date 2020 Financial Results
•Third quarter net sales of $482.9 million, up 15.7% year over year, up 15.1% in constant currency
•Year-to-date net sales of $1,191.7 million, down 9.2% year over year, down 8.7% in constant currency
•Third quarter net income attributable to Acushnet Holdings Corp. of $63.2 million, up 112.1% year over year
•Year-to-date net income attributable to Acushnet Holdings Corp. of $74.4 million, down 27.9% year over year
•Third quarter Adjusted EBITDA of $99.2 million, up 77.8% year over year
•Year-to-date Adjusted EBITDA of $185.1 million, down 5.4% year over year

FAIRHAVEN, MA – November 6, 2020 – Acushnet Holdings Corp. (NYSE: GOLF) ("Acushnet"), a global leader in the design, development, manufacture and distribution of performance-driven golf products, today reported financial results for the three and nine months ended September 30, 2020.
“I am pleased to report that the positive momentum we saw in June and July for the game of golf and Acushnet products continued throughout the third quarter. Our team remained focused on meeting and exceeding the needs of our trade partners and golfers around the world, all while operating under new safety and social distancing protocols. Our strong third quarter results reflect this focus and commitment,” stated David Maher, Acushnet Company's President and Chief Executive Officer.

Mr. Maher continued, “An important part of golf’s story in 2020 has been the incredible effort and leadership we have seen from the game’s caretakers – PGA Professionals and course operators who have done great work to position the sport as a safe, welcoming and fun recreational activity. Every golfer has benefited in some way from their hard work and commitment to the game.

“During these unprecedented times, we remain committed to providing golfers with innovative and exciting new products to help them play their best golf. We launched our new Titleist Tour Speed golf ball in August; our Titleist TSi drivers and fairway metals are launching next week; and our FootJoy team is set to introduce all new Stratos and Premiere footwear lines over the next few months.

“Our results reflect the strength of Acushnet’s products, a company-wide commitment to customer service, and our team’s ability to adapt and leverage our global supply chain. I am proud of the passion, creativity and sense of purpose that our associates have demonstrated throughout 2020.”

Summary of Third Quarter 2020 Financial Results

	Three months ended September 30,		Increase/(Decrease)		Constant Currency Increase/(Decrease)
(in millions)	2020	2019	$ change	% change	$ change	% change
Net sales	$482.9	$417.2	$65.7	15.7%	$63.2	15.1%
Net income attributable to Acushnet Holdings Corp.	$63.2	$29.8	$33.4	112.1%
Adjusted EBITDA	$99.2	$55.8	$43.4	77.8%

Consolidated net sales for the quarter increased by 15.7%, or 15.1% on a constant currency basis, due to increased sales in Titleist golf balls, FootJoy golf wear and Titleist golf gear of $48.5 million, $12.5 million and $9.4 million, respectively, primarily driven by sales volume increases as a result of a significant increase in rounds of play and related demand for golf related products. This increase was partially offset by a decrease of $6.6 million in Titleist golf clubs primarily due to lower average selling prices and sales volumes of our metals, lower sales volumes of hybrids and irons, partially offset by higher sales volumes of our SM8 wedges.

On a geographic basis, net sales in the United States increased by 25.8% in the quarter due to an increase of $39.2 million in Titleist golf balls, an increase of $7.5 million in Titleist golf gear, an increase of $7.1 million in FootJoy golf wear and an increase of $1.9 million in Titleist golf clubs all driven by a significant increase in rounds of play and related demand for golf related products.

Net sales in regions outside the United States were up 5.0% and up 3.8% on a constant currency basis. In EMEA, the increase in net sales was driven by increased sales across all segments. In Korea, the increase in net sales was primarily driven by increased sales in FootJoy golf wear, Titleist golf gear and Titleist golf balls. In Rest of world, the increase in net sales was primarily driven by increased sales of Titleist golf balls and Titleist golf clubs. Net sales decreased in Japan, primarily due to lower sales of Titleist golf clubs.

Segment specifics:
•40.7% increase in net sales (40.1% increase on a constant currency basis) of Titleist golf balls driven by higher sales volumes across all models, attributed to a significant increase in rounds of play and related demand for golf related products.

•4.7% decrease in net sales (5.2% decrease on a constant currency basis) of Titleist golf clubs primarily due to lower sales of metals as a result of lower average selling prices and sales volumes of our TS metals, which were in their second model year and our decision to delay the launch of our new TSi metals, lower sales volumes of hybrids and irons, partially offset by higher sales volumes of our SM8 wedges introduced in the first quarter of 2020.

•28.0% increase in net sales (27.2% increase on a constant currency basis) of Titleist golf gear primarily driven by sales volume increases in our golf bags, golf gloves and headwear product categories.

•13.1% increase in net sales (12.2% increase on a constant currency basis) in FootJoy golf wear primarily driven by sales volume increases in our golf gloves and footwear product categories.

Net income attributable to Acushnet Holdings Corp. increased by $33.4 million to $63.2 million, up 112.1% year over year, primarily as a result of an increase in income from operations, partially offset by an increase in income tax expense.
Adjusted EBITDA was $99.2 million, up 77.8% year over year. Adjusted EBITDA margin was 20.5% for the third quarter versus 13.4% for the prior year period.
Summary of First Nine Months 2020 Financial Results

	Nine months ended September 30,		Increase/(Decrease)		Constant Currency Increase/(Decrease)
(in millions)	2020	2019	$ change	% change	$ change	% change
Net sales	$1,191.7	$1,313.1	$(121.4)	(9.2)%	$(114.2)	(8.7)%
Net income attributable to Acushnet Holdings Corp.	$74.4	$103.2	$(28.8)	(27.9)%
Adjusted EBITDA	$185.1	$195.6	$(10.5)	(5.4)%
Consolidated net sales for the first nine months decreased by 9.2%. On a constant currency basis, consolidated net sales were down 8.7% due to decreases across all reportable segments primarily as a result of the impact of the COVID-19 pandemic. The decrease in net sales was partially offset by results from KJUS.

On a geographic basis, net sales in the United States decreased by 10.7% in the nine month period as a result of the impact of the COVID-19 pandemic. Net sales were lower across all reportable segments, with Titleist golf balls sales down $28.9 million, Titleist golf clubs sales down $24.6 million, FootJoy golf wear sales down $24.1 million and Titleist golf gear sales down $2.3 million. The decrease in net sales was partially offset by results from KJUS.

Net sales in regions outside of the United States were also negatively impacted by the COVID-19 pandemic. Net sales in regions outside the United States were down 7.6% and down 6.5% on a constant currency basis. This decrease in net sales was due to decreases in sales volumes across all reportable segments, primarily as a result of the impact of the COVID-19 pandemic in all regions except Korea which saw net sales increase across all reportable segments. Additionally, results from KJUS partially offset declines in EMEA.

Segment specifics:
•Net sales across all of our reportable segments were down as a result of the impact of the COVID-19 pandemic on sales volumes.
•10.9% decrease in net sales (10.4% decrease on a constant currency basis) of Titleist golf balls.

•11.9% decrease in net sales (11.6% decrease on a constant currency basis) of Titleist golf clubs.

•5.1% decrease in net sales (4.3% decrease on a constant currency basis) of Titleist golf gear.

•12.0% decrease in net sales (11.5% decrease on a constant currency basis) in FootJoy golf wear.

Net income attributable to Acushnet Holdings Corp. decreased by $28.8 million to $74.4 million, down 27.9% year over year, primarily as a result of a decrease in income from operations, partially offset by a decrease in income tax expense.
Adjusted EBITDA was $185.1 million, down 5.4% year over year. Adjusted EBITDA margin was 15.5% for the first nine months versus 14.9% for the prior year period.

Cash Dividend and Share Repurchase
Acushnet's Board of Directors today declared a quarterly cash dividend of $0.155 per share of common stock. The dividend will be payable on December 18, 2020 to shareholders of record on December 4, 2020. The number of shares outstanding as of October 30, 2020 was 74,294,507.
There were no share repurchases made during the third quarter. As reported previously, in April 2020, the Company temporarily suspended stock repurchases under its share repurchase program in light of the COVID-19 pandemic. The Company has the ability to resume repurchases in its discretion.
Impact of COVID-19 on our Business
Through the end of September 2020, our business was significantly impacted by the COVID-19 pandemic. The negative impact was primarily experienced in the first and second quarters when our manufacturing and distribution operations were shut down and most on-course retail pro shops and off-course retail partner locations were closed for varying lengths of time due to government-ordered shutdowns in the United States and Europe. By the end of June 2020, our manufacturing and distribution operations and substantially all of the golf courses, on-course retail pro shops and off-course retail partner locations in the United States and Europe had re-opened. Rounds of play have been strong since golf courses have reopened, which resulted in increased demand for our products during June 2020 and even greater demand for our products through the third quarter of 2020 in the United States and Europe. Rounds of play and demand for golf products in Korea have remained strong through the third quarter of 2020; however, Japan continued to be negatively impacted by COVID-19 with decreased rounds of play and lower demand for golf related products.
At the beginning of the third quarter of 2020, we amended our credit agreement to, among other things, provide debt covenant relief for each of the fiscal quarters ending between September 30, 2020 and September 30, 2021. As of September 30, 2020, we had approximately $110.5 million of unrestricted cash and $358.7 million of availability under our revolving credit facility.
The impact of the COVID-19 pandemic continues to evolve and remains highly uncertain including the potential for a significant increase in the spread of the virus, additional government related shutdowns and a significant decrease in the current level of rounds of play and the related demand for golf related products.

2020 Outlook
Given the high degree of uncertainty related to the COVID-19 pandemic, the Company has withdrawn all previously issued fiscal 2020 guidance and the Company is not providing further guidance at this time.
Investor Conference Call
Acushnet will hold a conference call at 8:30 am (Eastern Time) on November 6, 2020 to discuss the financial results and host a question and answer session. A live webcast of the conference call will be accessible at www.AcushnetHoldingsCorp.com/ir. A replay archive of the webcast will be available shortly after the call concludes.
About Acushnet Holdings Corp.
We are the global leader in the design, development, manufacture and distribution of performance-driven golf products, which are widely recognized for their quality excellence. Driven by our focus on dedicated and discerning golfers and the golf shops that serve them, we believe we are the most authentic and enduring company in the golf industry. Our mission - to be the performance and quality leader in every golf product category in which we compete - has remained consistent since we entered the golf ball business in 1932. Today, we are the steward of two of the most revered brands in golf – Titleist, one of golf’s leading performance equipment brands, and FootJoy, one of golf’s leading performance wear brands. Additional information can be found at www.acushnetholdingscorp.com.

Forward-Looking Statements
This press release includes forward-looking statements that reflect our current views with respect to, among other things, our 2020 outlook, our operations, our financial performance and the impact of the COVID-19 pandemic on our business. These forward-looking statements are included throughout this press release and relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information such as our anticipated consolidated net sales, consolidated net sales on a constant currency basis and Adjusted EBITDA. We use words like “guidance,” “outlook,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable” and similar terms and phrases to identify forward-looking statements in this press release.

The forward-looking statements contained in this press release are based on management’s current expectations and are subject to uncertainty and changes in circumstances. We cannot assure you that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. Important factors that could cause or contribute to such differences include: the duration and impact of the COVID-19 pandemic, which may precipitate or exacerbate one or more of the following risks and uncertainties; a reduction in the number of rounds of golf played or in the number of golf participants; unfavorable weather conditions may impact the number of playable days and rounds played in a given year; consumer spending habits and macroeconomic factors may affect the number of rounds of golf played and related spending on golf products; demographic factors may affect the number of golf participants and related spending on our products; a significant disruption in the operations of our manufacturing, assembly or distribution facilities; our ability to procure raw materials or components of our products; a disruption in the operations of our suppliers; the cost of raw materials and components; currency transaction and translation risk; our ability to successfully manage the frequent introduction of new products or satisfy changing consumer preferences, quality and regulatory standards; our reliance on technical innovation and high-quality products; changes to the Rules of Golf with respect to equipment; our ability to adequately enforce and protect our intellectual property rights; involvement in lawsuits to protect, defend or enforce our intellectual property rights; our ability to prevent infringement of intellectual property rights by others; changes to patent laws; intense competition and our ability to maintain a competitive advantage in each of our markets; limited opportunities for future growth in sales of certain of our products, including golf balls, golf shoes and golf gloves; our customers’ financial condition, their levels of business activity and their ability to pay trade obligations; a decrease in corporate spending on our custom logo golf balls; our ability to maintain and further develop our sales channels; consolidation of retailers or concentration of retail market share; our ability to maintain and enhance our brands; seasonal fluctuations of our business; fluctuations of our business based on the timing of new product introductions; risks associated with doing business globally; compliance with laws, regulations and policies, including the U.S. Foreign Corrupt Practices Act or other applicable anti-corruption legislation, as well as federal, state and local policies and executive orders regarding the COVID-19 pandemic; our ability to secure professional golfers to endorse or use our products; negative publicity relating to us or the golfers who use our products or the golf industry in general; our ability to accurately forecast demand for our products; a disruption in the service or a significant increase in the cost, of our primary delivery and shipping services or a significant disruption at shipping ports; our ability to maintain our information systems to adequately perform their functions; cybersecurity risks; the ability of our eCommerce systems to function effectively;

impairment of goodwill and identifiable intangible assets; our ability to attract and/or retain management and other key employees and hire qualified management, technical and manufacturing personnel; our ability to prohibit sales of our products by unauthorized retailers or distributors; our ability to grow our presence in existing international markets and expand into additional international markets; tax uncertainties, including potential changes in tax laws, unanticipated tax liabilities and limitations on utilization of tax attributes after any change of control; adequate levels of coverage of our insurance policies; product liability, warranty and recall claims; litigation and other regulatory proceedings; compliance with environmental, health and safety laws and regulations; our ability to secure additional capital at all or on terms acceptable to us and potential dilution of holders of our common stock; risks associated with acquisitions and investments; our estimates or judgments relating to our critical accounting estimates; terrorist activities and international political instability; occurrence of natural disasters or pandemic diseases, including the COVID-19 pandemic; our substantial leverage, ability to service our indebtedness, ability to incur more indebtedness and restrictions in the agreements governing our indebtedness; our use of derivative financial instruments; the ability of our controlling shareholder to control significant corporate activities, and that our controlling shareholder’s interests may conflict with yours; our status as a controlled company; the market price of shares of our common stock; our ability to maintain effective internal controls over financial reporting; our ability to pay dividends; our status as a holding company; dilution from future issuances or sales of our common stock; anti-takeover provisions in our organizational documents and Delaware law; reports from securities analysts; and the other factors set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission ("SEC") on February 27, 2020 as it may be updated by our periodic reports subsequently filed with the SEC. These factors should not be construed as exhaustive. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this press release speaks only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments or other strategic transactions we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Media Contact:
AcushnetPR@icrinc.com
Investor Contact:
IR@AcushnetGolf.com

ACUSHNET HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except share and per share amounts)	2020	2019	2020	2019
Net sales	$482,932	$417,166	$1,191,675	$1,313,086
Cost of goods sold	230,911	199,822	582,242	627,542
Gross profit	252,021	217,344	609,433	685,544
Operating expenses:
Selling, general and administrative	153,724	158,857	436,982	484,506
Research and development	10,611	12,746	34,963	38,417
Intangible amortization	1,964	2,015	5,875	5,533
Restructuring charges	518	—	13,250	—
Income from operations	85,204	43,726	118,363	157,088
Interest expense, net	3,831	4,504	12,356	14,600
Other expense, net	3,186	1,486	8,050	1,297
Income before income taxes	78,187	37,736	97,957	141,191
Income tax expense	14,141	7,730	21,183	36,244
Net income	64,046	30,006	76,774	104,947
Less: Net income attributable to noncontrolling interests	(830)	(209)	(2,368)	(1,736)
Net income attributable to Acushnet Holdings Corp.	$63,216	$29,797	$74,406	$103,211

Net income per common share attributable to Acushnet Holdings Corp.:
Basic	$0.85	$0.40	$1.00	$1.37
Diluted	0.84	0.39	0.99	1.36
Weighted average number of common shares:
Basic	74,448,733	75,192,567	74,498,841	75,603,108
Diluted	75,082,805	75,552,440	75,017,229	75,888,548

ACUSHNET HOLDINGS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	December 31,
(in thousands, except share and per share amounts)	2020	2019
Assets
Current assets
Cash and restricted cash ($8,449 and $8,514 attributable to the FootJoy golf shoe joint venture ("JV"))	$112,603	$34,184
Accounts receivable, net	268,231	215,428
Inventories ($5,509 and $11,958 attributable to the FootJoy JV)	318,356	398,368
Prepaid and other assets	87,912	94,838
Total current assets	787,102	742,818
Property, plant and equipment, net ($10,778 and $11,374 attributable to the FootJoy JV)	219,744	231,575
Goodwill ($32,312 and $32,312 attributable to the FootJoy JV)	215,059	214,056
Intangible assets, net	475,195	480,794
Deferred income taxes	67,823	70,541
Other assets ($2,512 and $2,517 attributable to the FootJoy JV)	74,163	77,265
Total assets	$1,839,086	$1,817,049
Liabilities, Redeemable Noncontrolling Interest and Shareholders' Equity
Current liabilities
Short-term debt	$40,438	$54,123
Current portion of long-term debt	17,500	17,500
Accounts payable ($4,239 and $8,360 attributable to the FootJoy JV)	94,867	102,335
Accrued taxes	31,331	36,032
Accrued compensation and benefits ($1,833 and $3,542 attributable to the FootJoy JV)	76,552	72,465
Accrued expenses and other liabilities ($2,723 and $4,468 attributable to the FootJoy JV)	102,466	76,663
Total current liabilities	363,154	359,118
Long-term debt	317,908	330,701
Deferred income taxes	4,601	4,837
Accrued pension and other postretirement benefits	109,206	118,852
Other noncurrent liabilities ($3,688 and $5,202 attributable to the FootJoy JV)	50,956	51,908
Total liabilities	845,825	865,416
Redeemable noncontrolling interest	475	807
Shareholders' equity
Common stock, $0.001 par value, 500,000,000 shares authorized; 75,665,990 and 75,619,587 shares issued	76	76
Additional paid-in capital	919,607	910,507
Accumulated other comprehensive loss, net of tax	(103,227)	(112,028)
Retained earnings	190,159	151,039
Treasury stock, at cost; 1,671,754 shares and 1,183,966 shares (including 299,894 and 56,000 of accrued share repurchases)	(45,106)	(31,154)
Total equity attributable to Acushnet Holdings Corp.	961,509	918,440
Noncontrolling interests	31,277	32,386
Total shareholders' equity	992,786	950,826
Total liabilities, redeemable noncontrolling interest and shareholders' equity	$1,839,086	$1,817,049

ACUSHNET HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine months ended September 30,
(in thousands)	2020	2019
Cash flows from operating activities
Net income	$76,774	$104,947
Adjustments to reconcile net income to cash (used in) provided by operating activities
Depreciation and amortization	31,058	31,188
Unrealized foreign exchange (gains) losses	(518)	2,615
Amortization of debt issuance costs	961	1,107
Share-based compensation	10,077	7,991
Loss on disposals of property, plant and equipment	2	8
Deferred income taxes	1,739	14,699
Changes in operating assets and liabilities	47,018	(67,624)
Cash flows provided by operating activities	167,111	94,931
Cash flows from investing activities
Additions to property, plant and equipment	(15,387)	(18,166)
Business acquisitions, net of cash acquired	—	(28,104)
Cash flows used in investing activities	(15,387)	(46,270)
Cash flows from financing activities
(Repayments of) proceeds from short-term borrowings, net	(14,232)	59,614
Repayments of term loan facility	(13,125)	—
Repayments of delayed draw term loan A facility	—	(5,625)
Repayment of term loan A facility	—	(21,094)
Purchases of common stock	(6,976)	(10,409)
Debt issuance costs	(966)	—
Dividends paid on common stock	(34,550)	(32,967)
Dividends paid to noncontrolling interests	(4,302)	(3,353)
Payment of employee restricted stock tax withholdings	(496)	(10,924)
Cash flows used in financing activities	(74,647)	(24,758)
Effect of foreign exchange rate changes on cash and restricted cash	1,342	(710)
Net increase in cash and restricted cash	78,419	23,193
Cash and restricted cash, beginning of year	34,184	31,014
Cash and restricted cash, end of period	$112,603	$54,207

ACUSHNET HOLDINGS CORP.
Supplemental Net Sales Information (Unaudited)
Third Quarter Net Sales by Segment

	Three months ended				Constant Currency
	September 30,		Increase/(Decrease)		Increase/(Decrease)
(in millions)	2020	2019	$ change	% change	$ change	% change
Titleist golf balls	$170.1	$120.9	$49.2	40.7%	$48.5	40.1%
Titleist golf clubs	120.8	126.8	(6.0)	(4.7)%	(6.6)	(5.2)%
Titleist golf gear	44.3	34.6	9.7	28.0%	9.4	27.2%
FootJoy golf wear	116.0	102.6	13.4	13.1%	12.5	12.2%
Third Quarter Net Sales by Region

	Three months ended				Constant Currency
	September 30,		Increase/(Decrease)		Increase/(Decrease)
(in millions)	2020	2019	$ change	% change	$ change	% change
United States	$271.3	$215.7	$55.6	25.8%	$55.6	25.8%
EMEA	65.4	55.7	9.7	17.4%	7.6	13.6%
Japan	42.3	55.2	(12.9)	(23.4)%	(13.3)	(24.1)%
Korea	61.5	55.7	5.8	10.4%	5.8	10.4%
Rest of world	42.4	34.9	7.5	21.5%	7.5	21.5%
Total net sales	$482.9	$417.2	$65.7	15.7%	$63.2	15.1%

Nine Months Net Sales by Segment

	Nine months ended				Constant Currency
	September 30,		Increase/(Decrease)		Increase/(Decrease)
(in millions)	2020	2019	$ change	% change	$ change	% change
Titleist golf balls	$388.5	$435.9	$(47.4)	(10.9)%	$(45.5)	(10.4)%
Titleist golf clubs	286.4	325.1	(38.7)	(11.9)%	(37.7)	(11.6)%
Titleist golf gear	120.2	126.6	(6.4)	(5.1)%	(5.4)	(4.3)%
FootJoy golf wear	314.7	357.6	(42.9)	(12.0)%	(41.3)	(11.5)%
Nine Months Net Sales by Region

	Nine months ended				Constant Currency
	September 30,		Increase/(Decrease)		Increase/(Decrease)
(in millions)	2020	2019	$ change	% change	$ change	% change
United States	$627.5	$702.3	$(74.8)	(10.7)%	$(74.8)	(10.7)%
EMEA	174.2	186.7	(12.5)	(6.7)%	(12.1)	(6.5)%
Japan	102.0	134.7	(32.7)	(24.3)%	(34.3)	(25.5)%
Korea	177.8	165.2	12.6	7.6%	19.0	11.5%
Rest of world	110.2	124.2	(14.0)	(11.3)%	(12.0)	(9.7)%
Total net sales	$1,191.7	$1,313.1	$(121.4)	(9.2)%	$(114.2)	(8.7)%

ACUSHNET HOLDINGS CORP.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited)

Use of Non-GAAP Financial Measures
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, this release includes the non-GAAP financial measures of net sales in constant currency, Adjusted EBITDA and Adjusted EBITDA margin. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant to understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net sales, net income or other measures of profitability or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies.
We use net sales on a constant currency basis to evaluate the sales performance of our business in period over period comparisons and for forecasting our business going forward. Constant currency information allows us to estimate what our sales performance would have been without changes in foreign currency exchange rates. This information is calculated by taking the current period local currency sales and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable prior period. This constant currency information should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. Our presentation of constant currency information may not be consistent with the manner in which similar measures are derived or used by other companies.
Adjusted EBITDA represents net income attributable to Acushnet Holdings Corp. adjusted for interest expense, net, income tax expense (benefit), depreciation and amortization and other items defined in the agreement, including: share-based compensation expense; restructuring and transformation costs; certain transaction fees; extraordinary, unusual or non-recurring losses or charges; indemnification expense (income); certain pension settlement costs; certain other non-cash (gains) losses, net and the net income relating to noncontrolling interests. We define Adjusted EBITDA in a manner consistent with the term “Consolidated EBITDA” as it is defined in our credit agreement.
We present Adjusted EBITDA as a supplemental measure because it excludes the impact of certain items that we do not consider indicative of our ongoing operating performance. Management uses Adjusted EBITDA to evaluate the effectiveness of our business strategies, assess our consolidated operating performance and make decisions regarding pricing of our products, go to market execution and costs to incur across our business.
We believe Adjusted EBITDA provides useful information to investors regarding our consolidated operating performance. By presenting Adjusted EBITDA, we provide a basis for comparison of our business operations between different periods by excluding items that we do not believe are indicative of our core operating performance.
Adjusted EBITDA is not a measurement of financial performance under GAAP. It should not be considered an alternative to net income attributable to Acushnet Holdings Corp. as a measure of our operating performance or any other measure of performance derived in accordance with GAAP. In addition, Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items, or affected by similar non-recurring items. Adjusted EBITDA has limitations as an analytical tool, and you should not consider such measure either in isolation or as a substitute for analyzing our results as reported under GAAP. Our definition and calculation of Adjusted EBITDA is not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.
We also use Adjusted EBITDA margin on a consolidated basis, which measures our Adjusted EBITDA as a percentage of net sales, because our management uses it to evaluate the effectiveness of our business strategies, assess our consolidated operating performance and make decisions regarding pricing of our products, go to market execution and costs to incur across our business. We present Adjusted EBITDA margin as a supplemental measure of our operating performance because it excludes the impact of certain items that we do not consider indicative of our ongoing operating performance. Adjusted EBITDA margin is not a measurement of financial performance under GAAP. It should not be considered an alternative to any measure of performance derived in accordance with GAAP.
The following table presents reconciliations of net income attributable to Acushnet Holdings Corp. to Adjusted EBITDA for the periods presented (dollars in thousands):

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income attributable to Acushnet Holdings Corp.	$63,216	$29,797	$74,406	$103,211
Interest expense, net	3,831	4,504	12,356	14,600
Income tax expense	14,141	7,730	21,183	36,244
Depreciation and amortization	10,487	11,592	31,058	31,188
Share-based compensation	3,674	2,605	10,077	7,991
Restructuring & transformation costs (1)	643	—	13,710	—
Transaction fees	—	68	—	2,015
Other extraordinary, unusual or non-recurring items, net (2)	2,417	(738)	19,960	(1,338)
Net income attributable to noncontrolling interests	830	209	2,368	1,736
Adjusted EBITDA	$99,239	$55,767	$185,118	$195,647
Adjusted EBITDA margin	20.5%	13.4%	15.5%	14.9%
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(1)Relates to severance and other costs associated with management's approved restructuring program to refine the Company's business model and improve operational efficiencies.
(2)Includes salaries and benefits paid for associates who could not work due to government mandated shutdowns, fringe benefits paid for furloughed associates, spoiled raw materials, incremental costs to support remote work and the cost of additional health and safety equipment of $13.5 million during the nine months ended September 30, 2020. Additionally includes $1.2 million and $5.1 million of pension settlement costs related to lump-sum distributions to participants in our defined benefit plans as a result of the voluntary retirement plan as part of management’s approved restructuring program during the three and nine months ended September 30, 2020, respectively.